For Immediate Release

Contact: Hannah Burns      (212) 272-2395
         Maura Gaenzle     (212) 272-4445
         Ellen Glickman    (212) 272-8188


                       THE BEAR STEARNS COMPANIES INC.
                             REPORTS RESULTS FOR
                     SECOND QUARTER OF FISCAL YEAR 1999


NEW YORK, January 19, 1999 -- The Bear Stearns Companies Inc. (NYSE: BSC) today announced earnings for the company's second fiscal quarter ended December 31, 1998.

         Net income for the second quarter of fiscal year 1999 was $135.9 million, or 88 cents per share, a 15.2% decrease in net income from $160.2 million, or $1.11 per share, for the comparable quarter last year. The annualized return on common equity for the quarter was 14.6%.

         Net income for the first six months of fiscal year 1999 was $200.0 million, or $1.28 per share, a 37.9% decrease in net income from $321.8 million, or $2.22 per share, for the comparable period a year ago. The annualized return on common equity for the six months ended December 31, 1998 was 10.7%.

         Revenues, net of interest expense, for the quarter ended December 31, 1998 were $1.0 billion, a 4.9% decrease from $1.1 billion reported in the comparable quarter a year ago. For the six months ended December 31, 1998, revenues, net of interest expense, were $1.8 billion, a 14.9% decrease from $2.1 billion reported in the same period last year.

         Commenting on the results,  President and Chief Executive Officer James
E. Cayne said, "In light of the very difficult business environment in the early Fall, we are pleased with the results for the firm's second quarter. We are particularly pleased that principal transactions revenues were up more than 7% from a year ago, reflecting an increase in customer activity, as well as our ongoing focus on risk management. In addition, our clearing business continued to be a significant and consistent contributor to the firm's results."

         "Improved market conditions, together with our continuing focus on meeting the needs of our clients, had a direct positive impact on our trading and underwriting activities during the quarter. We assisted a number of clients in raising capital, including our roles as joint-lead manager on the $4.8 billion global note offering for Associates Corporation of North America, lead manager on the $1.3 billion note offering for Chrysler Financial Corporation, lead manager on the $800 million secondary equity offering for Federal-Mogul and joint-lead manager on the $340 million follow-on equity offering for Young & Rubicam. In addition, we represented McKesson Corp. on its $14.5 billion acquisition of HBO & Co."

          A brief summary of selected components of results of operations for the second quarter of fiscal year 1999 compared to the prior year period follows:

Commission  revenues  rose  10.5%  to  $254.7  million,   reflecting   increased
institutional,   clearing  and  private  client  services  customer  activities.

Principal transactions revenues were $419.0 million, up 7.3%, attributable to stronger mortgage-backed, government and over-the-counter trading, as well as increased derivatives and arbitrage activities.

Investment  banking  revenues  were  $163.7  million,   down  41.3%,   primarily
reflecting a more difficult underwriting environment and a decline in the firm's mergers and acquisitions activity.

Net interest revenues were $156.7 million, a 3.2% decline, due to lower average customer margin balances.

Compensation as a percentage of net revenues was 54.1% versus 49.9%.

         As of December 31, 1998 total capital, including stockholders' equity and long-term borrowings, was $18.9 billion. Book value as of December 31, 1998 was $24.87 per share, based on 151,639,932 shares outstanding.

     The Bear Stearns Companies Inc. is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm serving governments, corporations, institutions and individuals worldwide. The company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales and trading, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers professional and correspondent clearing, including securities lending. Headquartered in New York City, the company has approximately 9,500 employees located in domestic offices in Atlanta, Boston, Chicago, Dallas, Los Angeles and San Francisco; and an international presence in Beijing, Buenos Aires, Dublin, Hong Kong, London, Lugano, Sao Paulo, Shanghai, Singapore and Tokyo. For additional information about Bear Stearns, please visit our website at http://www.bearstearns.com.


                                    ***
                      Financial Statements Attached

For a discussion of the risks and uncertainties that may affect the company's future results, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's 1998 Annual Report to Shareholders and its Form 10-K, and in the company's Quarterly Reports on Form 10-Q which have been filed with the Securities and Exchange Commission.



                                              THE BEAR STEARNS COMPANIES INC.
                                             CONSOLIDATED STATEMENTS OF INCOME
                                                         (UNAUDITED)

                                                    Three Months Ended                          Six Months Ended
                                          -------------------------------------  ---------------------------------------
                                            December 31,         December 31,         December 31,           December 31,
                                                1998                 1997                 1998                   1997
                                          ---------------   ----------------     ----------------      -----------------
                                                                  (In thousands, except share data)
Revenues
     Commissions                         $        254,676      $     230,496      $       495,476      $         443,940
     Principal transactions                       419,002            390,512              616,051                782,026
     Investment banking                           163,664            278,884              285,440                498,212
     Interest and dividends                     1,138,680          1,081,298            2,286,519              2,045,869
     Other income                                  26,705             11,877               42,845                 36,025
                                       ------------------   ----------------     ----------------      -----------------
        Total Revenues                          2,002,727          1,993,067            3,726,331              3,806,072
     Interest expense                             981,935            919,304            1,964,638              1,736,219
                                       ------------------   ----------------     ----------------      -----------------
     Revenues, net of interest expense          1,020,792          1,073,763            1,761,693              2,069,853
                                       ------------------   ----------------     ----------------      -----------------

Expenses
     Employee compensation and benefits           552,344            535,793              958,225              1,034,990
     Floor brokerage, exchange
        and clearance fees                         41,375             43,522               83,439                 83,107
     Communications                                36,362             28,824               69,457                 56,957
     Depreciation and amortization                 32,758             27,427               65,152                 53,444
     Occupancy                                     25,923             25,387               51,811                 48,933
     Advertising and market development            23,854             20,057               46,892                 36,011
     Data processing and equipment                 15,293             12,460               26,278                 24,694
     Other expenses                                85,405            120,688              159,652                204,974
                                       ------------------   ----------------     ----------------      -----------------
        Total expenses                            813,314            814,158            1,460,906              1,543,110
                                       ------------------    ----------------    ----------------      -----------------
Income before provision for
     income taxes                                 207,478            259,605              300,787                526,743
Provision for income taxes                         71,558             99,383              100,764                204,903
                                       ------------------   ----------------     ----------------      -----------------

Net income                               $        135,920      $     160,222      $       200,023      $         321,840
                                       ==================   ================     ================      =================
Net income applicable to
     common shares                       $        126,142      $     154,299      $       180,150      $         309,991
                                       ==================   ================     ================      =================

Earnings per share                       $           0.88      $        1.11      $          1.28      $            2.22
                                        =================   ================     ================      =================
Weighted average common and
     common equivalent shares
     outstanding                              150,814,949        152,312,886          151,414,787            152,757,258
                                       ==================   ================     ================      =================
Cash dividends declared
     per common share                    $           0.15      $        0.15      $          0.30      $            0.30
                                       ==================   ================     ================      =================

                               THE BEAR STEARNS COMPANIES INC.
                              CONSOLIDATED STATEMENTS OF INCOME
                                         (UNAUDITED)

                                                               Three Months Ended
                                                   --------------------------------------------
                                                     December 31,            September 25,
                                                         1998                     1998
                                                   ------------------     ---------------------
                                                       (In thousands, except share data)
Revenues
     Commissions                                 $           254,676         $         240,800
     Principal transactions                                  419,002                   197,049
     Investment banking                                      163,664                   121,776
     Interest and dividends                                1,138,680                 1,147,839
     Other income                                             26,705                    16,140
                                               ---------------------     ---------------------
         Total Revenues                                    2,002,727                 1,723,604
     Interest expense                                        981,935                   982,703
                                               ---------------------     ---------------------
     Revenues, net of interest expense                     1,020,792                   740,901
                                               ---------------------     ---------------------
Expenses
     Employee compensation and benefits                      552,344                   405,881
     Floor brokerage, exchange
         and clearance fees                                   41,375                    42,064
     Communications                                           36,362                    33,095
     Depreciation and amortization                            32,758                    32,394
     Occupancy                                                25,923                    25,888
     Advertising and market development                       23,854                    23,038
     Data processing and equipment                            15,293                    10,985
     Other expenses                                           85,405                    74,247
                                               ---------------------     ---------------------
         Total expenses                                      813,314                   647,592
                                               ---------------------     ---------------------
Income before provision for
     income taxes                                            207,478                    93,309
Provision for income taxes                                    71,558                    29,206
                                               ---------------------     ---------------------
Net income                                       $           135,920        $           64,103
                                               =====================     =====================
Net income applicable to
     common shares                               $           126,142        $           54,008
                                               =====================     =====================
Earnings per share                               $              0.88        $             0.40
                                               =====================     =====================
Weighted average common and
     common equivalent shares
     outstanding                                         150,814,949               152,084,654
                                               =====================     =====================
Cash dividends declared
     per common share                            $              0.15        $             0.15
                                               =====================     =====================